                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
                                                                        [ ]   Confidential, for Use of the Commission
                                                                              Only (as permitted by Rule 14a-6(e)(2))


[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                                VICOR CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX): [X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                              VICOR CORPORATE LOGO

                                 April 26, 2002

Dear Stockholder:

      You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Vicor Corporation (the "Corporation"). The Annual Meeting will be held:

                 DATE:          June 27, 2002
                 TIME:          5:00 P.M. local time
                 PLACE:         Andover Country Club
                                60 Canterbury Street
                                Andover, Massachusetts

      The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the Annual Meeting. The accompanying Proxy Statement contains a discussion of the matters to be voted upon at the Annual Meeting. At the Annual Meeting, your management will report on the operations of the Corporation and the directors and officers of the Corporation will be available to respond to appropriate questions from stockholders.

      The Board of Directors encourages you to promptly complete, date, sign, and return your Proxy Card. Return of the Proxy Card indicates your interest in the Corporation's affairs. If you attend the Annual Meeting and wish to vote your shares in person, you may revoke your proxy at that time.

                                          Sincerely yours,


                                          LOGO
                                          PATRIZIO VINCIARELLI
                                          PRESIDENT AND CHAIRMAN OF THE BOARD

                                VICOR CORPORATION
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, JUNE 27, 2002
                                 ---------------

      NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Vicor Corporation (the "Corporation") will be held on Thursday, June 27, 2002 at 5:00 p.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, for the following purposes:

1. To fix the number of Directors at seven and to elect seven Directors to hold office until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2. To approve the Corporation's Amended and Restated 2000 Stock Option and Incentive Plan; and

3. To consider and act upon any other matters which may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

      Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

      The Board of Directors has fixed the close of business on April 30, 2002 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on that date will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by a writing delivered to the Corporation stating that the proxy is revoked or by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person by notifying the Secretary, even if they have previously delivered a signed proxy.

                                           By Order of the Board of Directors

                                           MARK A. GLAZER
                                           SECRETARY
Andover, Massachusetts
April 26, 2002

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                VICOR CORPORATION

                                25 FRONTAGE ROAD
                          ANDOVER, MASSACHUSETTS 01810
                            TELEPHONE (978) 470-2900

                            -------------------------
                                 PROXY STATEMENT
                            -------------------------

                   FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON THURSDAY, JUNE 27, 2002

                                                                  April 26, 2002

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vicor Corporation (the "Corporation") from holders of the outstanding shares of capital stock of the Corporation for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of the Corporation to be held on Thursday, June 27, 2002 at 5:00 p.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, and at any adjournments or postponements thereof. At the Annual Meeting, stockholders will be asked to consider and vote on the proposals set forth in this Proxy Statement.

      This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about May 17, 2002. The Board of Directors has fixed the close of business on April 30, 2002 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting. As of March 31, 2002, there were outstanding and entitled to vote 30,476,430 shares of Common Stock and 11,930,848 shares of Class B Common Stock of the Corporation. Each share of Common Stock entitles the holder thereof to one vote per share and each share of Class B Common Stock entitles the holder thereof to ten votes per share. Shares of Common Stock and Class B Common Stock will vote together as a single class on the proposals set forth in this Proxy Statement.

      Stockholders of the Corporation are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the fixing of the Board of Directors at seven and the election of the seven nominees for Directors of the Corporation named in this Proxy Statement and FOR the Corporation's Amended and Restated 2000 Stock Option and Incentive Plan. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

      A stockholder of record may revoke a proxy at any time before it has been exercised by (1) filing a written revocation with the Secretary of the Corporation at the address of the Corporation set forth above; (2) filing a duly executed proxy bearing a later date; or (3) appearing in person, notifying the Secretary and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. The presence, in person or by proxy, of holders of a majority in interest of all stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers or other nominees that are represented at the Annual Meeting but as to which such brokers or nominees have not received instructions from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all proposals, such brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

      The cost of solicitation of proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Corporation may also solicit proxies personally or by telephone without special compensation for such activities. The Corporation will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Corporation will reimburse such holders for their reasonable expenses in connection therewith.

      The Corporation's 2001 Annual Report (the "Annual Report"), including financial statements for the fiscal year ended December 31, 2001, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation materials.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Board of Directors of the Corporation has nominated the seven individuals named below for election as Directors. Each of the nominees is presently serving as a Director of the Corporation. If elected, the nominees will serve until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Properly executed proxies will be voted for the nominees named below unless otherwise specified in the proxy. The Board of Directors anticipates that each of the nominees, if elected, will serve as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies solicited hereby will be voted either for the election of another person designated by the Board of Directors or to fix the number of Directors at a lesser number and elect the nominees able and willing to serve. A plurality of the votes cast by the holders of Common Stock and Class B Common Stock, voting together as a single class, for a nominee for Director shall elect such nominee. Accordingly, abstentions, broker non-votes and votes withheld from any Director will have no effect on this proposal. Holders of voting rights sufficient to elect each of the nominees named below have indicated an intention to vote in favor of such nominees.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

INFORMATION REGARDING NOMINEES

      The following sets forth certain information as of March 31, 2002 with respect to the seven nominees for election to the Board of Directors. Information regarding the beneficial ownership of shares of the capital stock of the Corporation by such persons is set forth in the section of this Proxy Statement entitled "Principal and Management Stockholders." There is no family relationship among any of the Directors or executive officers of the Corporation.


       NAME                AGE    DIRECTOR SINCE   PRINCIPAL OCCUPATION FOR PAST FIVE YEARS
--------------------       ---    --------------   ----------------------------------------
Patrizio Vinciarelli...    55          1981        Chairman of the Board, President and Chief Executive Officer
                                                   of the Corporation.

Estia J. Eichten.......    55          1981        Senior Scientist with the Fermi National Accelerator Laboratory in
                                                   Batavia, Illinois; President of VLT Corporation, a wholly-owned subsidiary of the Corporation, from 1987 to July 2000.  Mr. Eichten is currently a Director of VLT, Inc., a wholly-owned subsidiary of the Corporation.

Jay M. Prager.........     55          1993        Senior Vice President, Technology of the Corporation.

Barry Kelleher.......      53          1999        Senior Vice President, Global Operations of the Corporation.


       NAME                AGE    DIRECTOR SINCE   PRINCIPAL OCCUPATION FOR PAST FIVE YEARS
--------------------       ---    --------------   ----------------------------------------
David T. Riddiford...      66          1984        General Partner of the general partner of PR Venture Partners,
                                                   Limited Partnership, a venture capital affiliate of Pell, Rudman &
                                                   Co., Inc., an investment advisory firm, since 1987; General Partner of the general partner of Venture Founders Capital, a venture capital partnership, since 1984. Mr. Riddiford is currently a
                                                   Director of Datawatch Corporation, a provider of enterprise reporting and business intelligence solutions and support center software.

M. Michael Ansour...       48          1993        Managing Member of March Partners LLC, an investment limited liability company in New York City, since 1992.

Samuel Anderson.....       45          2001        Founder, Chairman, Chief Executive Officer and President of
                                                   GreatWall Semiconductor since its inception in 2002.  Vice
                                                   President of Corporate Business Development of ON Semiconductor
                                                   Corporation from 1999 to 2001.  Director of Operations of Motorola,
                                                   Inc.'s Components Mixed Signal Operations and various positions in
                                                   Motorola's Semiconductor Products Sector from 1984 to 1999.

      The Corporation's Board of Directors held four meetings during the fiscal year ended December 31, 2001. Each of the Directors attended more than 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served during 2001. The Board of Directors has established an Audit Committee and an Executive Compensation Committee. The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the function of such a committee.

      AUDIT COMMITTEE - The Board of Directors has established and will continue to have an Audit Committee that complies with the listing standards of the National Association of Securities Dealers ("NASD"). The Audit Committee is composed of Messrs. Anderson, Ansour and Riddiford. Information regarding the functions performed by the Audit Committee and the number of meetings held during the fiscal year is set forth in the section of this Proxy Statement entitled "Report of the Audit Committee." The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which was filed with the Securities and Exchange Commission (the "SEC") on April 27, 2001 as Appendix A to the Corporation's Proxy Statement for the 2001 Annual Meeting of Stockholders. The Board of Directors has determined that the members of the Audit Committee are "independent" under the rules of the NASD listing standards.

      EXECUTIVE COMPENSATION COMMITTEE - The Executive Compensation Committee is composed of Messrs. Eichten, Riddiford and Ansour. The Executive Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the officers of the Corporation and administering the Corporation's stock option and bonus plans pursuant to authority delegated to it by the Board of Directors. The Executive Compensation Committee met once in 2001.


      DIRECTORS' COMPENSATION

      Directors of the Corporation do not currently receive cash compensation for their service on the Board of Directors. In 2001, each employee Director, other than any Director who held in excess of 10% of the total number of shares of the capital stock of the Corporation (i.e., Mr. Vinciarelli), and each non-employee Director received a discretionary grant of non-qualified stock options upon election as a Director under the Corporation's 1998 Stock Option and Incentive Plan (the "1998 Plan"). Each non-employee Director and each employee Director, other than Mr. Vinciarelli, received non-qualified stock options to purchase up to 6,234 and 3,117 shares, respectively, of Common Stock. Forty percent (40%) of these options became exercisable seven months after the date of grant, with the remainder becoming exercisable in three equal annual installments of 20% thereafter. All such options are exercisable at a price per share equal to $16.04, the last reported sale price per share of Common Stock on the date of grant.

      EXECUTIVE OFFICERS

      Executive officers hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The following persons are the executive officers of the Corporation.

      Patrizio Vinciarelli, 55, Chairman of the Board, President and Chief Executive Officer. Dr. Vinciarelli founded the Corporation in 1981 and has served as Chairman, President and Chief Executive Officer since that time.

      Jay M. Prager, 55, Senior Vice President, Technology since 1991. Mr. Prager held the position of Vice President, Systems Engineering from 1987 to 1991. Prior to joining the Corporation in 1987, Mr. Prager was Director, New Product Development, at the Modicon Division of Gould, Inc., a manufacturer of industrial control equipment, where he spent a total of nine years in various engineering and engineering management roles.

      Barry Kelleher, 53, Senior Vice President, Global Operations since March 1999. Mr. Kelleher held the position of Senior Vice President, International Operations from 1993 to 1999. Prior to joining the Corporation in 1993, Mr. Kelleher was employed at Computer Products Inc., a manufacturer of power conversion products, since 1981, where he held the position of Corporate Vice President and President of the Power Conversion Group.

      David W. Nesbitt, 56, Senior Vice President, North and South American Sales since 1995. Mr. Nesbitt held the position of Vice President, Sales from 1989 to 1992 and Vice President, North American Sales from 1992 to 1995. Prior to joining the Corporation in 1989, Mr. Nesbitt was employed at Siliconix, Inc., a manufacturer of integrated circuits, from 1981 to 1989, where he held the position of Central Area Manager from 1981 to 1986, at which time he was promoted to Director, North American Sales.

      Mark A. Glazer, 49, Chief Financial Officer, Treasurer, and Secretary since 1997. From April 1998 to March 1999, Mr. Glazer was Acting Vice President, Operations. Mr. Glazer held the position of Vice President, Finance from 1993 to 1997 and Controller of the Corporation from 1988 to 1993. From 1983 to 1988, Mr. Glazer was employed by Analog and Digital Systems, Inc., a manufacturer of home and automotive stereo equipment, where he was Controller from 1983 to 1986 and Treasurer from 1986 to 1987, after which time he was promoted to Vice President, Finance.

      Thomas A. St. Germain, 64, Vice President, Financial Services since 1998. From 1993 to 1998, Mr. St. Germain was employed at Summa Four, Inc., a manufacturer of specialized digital switches, where he held the position of Senior Vice President, Chief Financial Officer and Treasurer.

      H. Allen Henderson, 54, Vice President, Vicor Corporation since 1999; President, Westcor Division since March 1999; and President and Chief Executive Officer, VLT, Inc. since July 2000. Mr. Henderson held the position of General Manager of the Westcor Division from 1987 to 1999 and Sales Manager from 1985 to 1987. Prior to joining the Corporation in 1985, Mr. Henderson was employed at Boschert, Inc., a manufacturer of power supplies, since 1984, where he held the position of Director of Marketing.

      Douglas W. Richardson, 54, Vice President, Chief Information Officer since November 2000. From 1996 to 2000, Mr. Richardson held the position of Director, Application Development and Manager, Computer Integrated Manufacturing of the Corporation from 1994 to 1996. Prior to joining the Corporation in 1994, Mr. Richardson was a Program Manager and Director of Quality Management from 1982 to 1994 for ITP Systems, a subsidiary of PricewaterhouseCoopers, specializing in manufacturing automation systems.

      Richard E. Zengilowski, 47, Vice President, Human Resources since August 2001. Prior to joining the Corporation in 2001, Mr. Zengilowski was employed by Simplex Time Recorder Co., a manufacturer and distributor of life safety equipment and automated time and attendance products, from 1992 to 2001, where he held the position of Assistant General Counsel from 1992 to 1998 and Director of Legal Affairs, Human Resources from 1998 to 2001.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

      The following table sets forth the beneficial ownership of the Corporation's Common Stock and Class B Common Stock held by (1) each person or entity that is known to the Corporation to be the beneficial owner of more than five percent of the outstanding shares of either class of the Corporation's common stock, (2) each Director of the Corporation, (3) each of the executive officers of the Corporation named in the Summary Compensation Table, and (4) all Directors and executive officers as a group, based on representations of the Directors and executive officers of the Corporation as of March 1, 2002, a review of filings on Schedules 13D, 13F and 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and holdings reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of December 31, 2001. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares. The information in the table reflects shares outstanding of each class of common stock on March 1, 2002, and does not, except as otherwise indicated below, take into account conversions after such date of shares of Class B Common Stock into Common Stock. Subsequent conversions of Class B Common Stock into Common Stock will increase the voting control of persons who retain shares of Class B Common Stock. The percentages have been determined as of March 1, 2002 in accordance with Rule 13d-3 under the Exchange Act, and are based on a total of 42,405,376 shares of common stock that were outstanding on such date, of which 30,474,528 were shares of Common Stock entitled to one vote per share and 11,930,848 were shares of Class B Common Stock entitled to 10 votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock at any time upon the election of the holder thereof.


                                                                                                   PERCENT OF
                                                              TOTAL             PERCENT OF          CLASS B
                                                            NUMBER OF          COMMON STOCK       COMMON STOCK      PERCENT
                                                       SHARES BENEFICIALLY     BENEFICIALLY       BENEFICIALLY     OF VOTING
      NAME AND ADDRESS OF BENEFICIAL OWNER (1)            OWNED (2) (3)            OWNED             OWNED           POWER
      ----------------------------------------            -------------            -----             -----           -----

Patrizio Vinciarelli.............................          20,977,548              32.6%              92.4%           80.1%
Estia J. Eichten.................................           1,273,712 (4)           1.9%               5.8%            5.0%
David T. Riddiford...............................             108,200 (5)             *                  *               *
David W. Nesbitt.................................              66,687                 *                  *               *
M. Michael Ansour................................              32,798                 *                  *               *
Jay M. Prager....................................              29,291                 *                  *               *
Mark A. Glazer...................................              26,553                 *                  *               *
Barry Kelleher...................................              24,941                 *                  *               *
Samuel Anderson..................................               5,494                 *                  *               *
All Directors and executive officers as a group
  (13 persons)...................................          22,580,994              35.3%              98.3%           85.4%
John Hancock Advisers, LLC (6)
  101 Huntington Avenue, Boston, MA  02199.......           3,303,091              10.8%                 *             2.2%
David R. Wilmerding, III (7)
  c/o Nevis Capital Management, Inc.
  1119 St. Paul Street, Baltimore, MD  21202.....           2,808,048               9.2%                 *             1.9%

-------------------
  * Less than 1%

(1) The address of Mr. Eichten is: c/o Fermi National Accelerator Laboratory, Kirk Road and Pine Street, Batavia, IL 60510. The address of each other person named in the table, but not specified therein, is: c/o Vicor Corporation, 25 Frontage Road, Andover, MA 01810.

(2) Includes shares issuable upon the exercise of options to purchase Common Stock that are exercisable or will become exercisable on or before May 1, 2002 in the following amounts: Mr. Vinciarelli, 23,346 shares of Common Stock; Mr. Eichten, 15,798 shares of Common Stock; Mr. Riddiford, 15,798 shares of Common Stock; Mr. Nesbitt, 66,687 shares of Common Stock; Mr. Ansour, 13,798 shares of Common Stock; Mr. Prager, 28,995 shares of Common Stock; Mr. Glazer, 26,553 shares of Common Stock; Mr. Kelleher, 24,391 shares of Common Stock; Mr. Anderson, 5,494 shares of Common Stock; and all Directors and executive officers as a group, 256,330 shares of Common Stock.

(3) The calculation of the total number of Common Stock shares beneficially owned includes the following: for Mr. Vinciarelli, 11,023,648 shares of Class B Common Stock; for Mr. Eichten, 690,700 shares of Class B Common Stock;

      for Mr. Ansour, 18,000 shares of Class B Common Stock; and for all Directors and executive officers as a group, 11,732,348 shares of Class B Common Stock.

(4) Includes 8,750 shares of Common Stock beneficially owned by Mr. Eichten's spouse as to which Mr. Eichten disclaims beneficial ownership. In addition, Mr. Eichten is a trustee of the Belle S. Feinberg Memorial Trust, which holds 70,700 shares of Common Stock as to which Mr. Eichten disclaims beneficial ownership.

(5) Includes 4,500 shares of Common Stock beneficially owned by Mr. Riddiford's spouse as to which Mr. Riddiford disclaims beneficial ownership.

(6) Information reported is based upon a Schedule 13G/A filed on February 12, 2002. This schedule 13G/A indicates that the reporting person has direct beneficial ownership of the 3,303,091 shares and that, through their parent subsidiary relationship to the reporting person, John Hancock Financial Services, Inc., John Hancock Life Insurance Company, John Hancock Subsidiaries, LLC and The Berkeley Financial Group, LLC have indirect, beneficial ownership of the same shares.

(7) Information reported is based upon a Schedule 13G/A filed on February 13, 2002. This Schedule 13G/A indicates that the reporting person (i) has sole dispositive and sole voting power with respect to 153,500 of the shares, and (ii) shares dispositive and voting power with respect to 2,654,548 of the shares with Nevis Capital Management, Inc. and Jon C. Baker. David R. Wilmerding, III and Jon C. Baker each control 50% of Nevis Capital Mangement, Inc., a registered investment advisor under the Investment Advisers Act of 1940.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001 the compensation paid by the Corporation to the Chief Executive Officer and the other four most highly compensated executive officers who earned more than $100,000 during 2001.

                                                                        ANNUAL COMPENSATION
                                                            -------------------------------------------
                                                                                                             LONG TERM
                                                                                                            COMPENSATION
                                                                                                               AWARDS
                                                                                                          -----------------
                                                                                         OTHER ANNUAL     SHARES UNDERLYING
NAME AND PRINCIPAL POSITION                          YEAR       SALARY       BONUS     COMPENSATION (1)       OPTIONS (#)
---------------------------                          ----       -------      -----     ----------------       -----------

Patrizio Vinciarelli.........................        2001     $ 238,193    $    --        $  9,933               7,182
President and Chief                                  2000       228,846         --           9,784               8,030
Executive Officer                                    1999       213,846         --           9,435              12,370


Jay  M. Prager...............................        2001       201,300         --          10,056              10,506
Sr. Vice President,                                  2000       194,231         --           9,490               7,362
Technology                                           1999       184,154         --           9,686              18,335

David W. Nesbitt.............................        2001       182,738     40,257           8,597               6,594
Sr. Vice President,                                  2000       175,154     58,666           9,080               3,923
North and South American Sales                       1999       164,231     15,868           9,452               6,857

Barry Kelleher...............................        2001       194,685     18,614          10,515              10,053
Sr. Vice President,                                  2000       186,077     44,114           9,093               4,955
Global Operations                                    1999       173,462      5,151           9,034              17,000

Mark A. Glazer...............................        2001       166,208         --          10,943               6,206
Chief Financial Officer                              2000       159,231         --          12,620               4,926
                                                     1999       149,308         --           9,879               8,956

-------------------

(1) This column sets forth the cost of providing certain perquisites and benefits to the named executive officers. The amounts shown relate primarily to automobile allowances, which were as follows: for Mr. Vinciarelli, $9,668 in 2001, $8,043 in 2000, and $9,247 in 1999; Mr.
      Prager, $9,931 in 2001, $9,240 in 2000, and $9,498 in 1999; Mr. Nesbitt,
      $7,310 in 2001, $8,043 in 2000, and $8,005 in 1999; Mr. Kelleher, $8,340
      in 2001, $8,180 in 2000, and $7,875 in 1999; and Mr. Glazer, $8,745 in
      2001, $8,326 in 2000, and $8,215 in 1999.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth each grant of stock options during the fiscal year ended December 31, 2001 to the Chief Executive Officer and each other executive officer named in the Summary Compensation Table. All stock options granted in 2001 were options to purchase shares of the Corporation's Common Stock. No stock appreciation rights ("SARs") have been granted by the Corporation. The table also shows the value of the options at the end of the option terms assuming the price of the Corporation's Common Stock appreciates annually by 5% and 10%, respectively. The options will only have value if they are exercised, and that value will depend entirely on the share price on the exercise date. Potential realizable values are based on assumed compound annual appreciation rates specified by the SEC and are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. There can be no assurance that the price of the Common Stock will appreciate at the rates shown in the table. A total of 1,232,953 options to purchase Common Stock were granted to the Corporation's employees during fiscal year ended December 31, 2001.


                                                     INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
                           --------------------------------------------------------------------          VALUE AT ASSUMED
                            NUMBER OF SHARES        PERCENT OF                                        ANNUAL RATES OF STOCK
                               UNDERLYING         TOTAL OPTIONS                                       PRICE APPRECIATION FOR
                                OPTIONS             GRANTED TO         EXERCISE OR                         OPTION TERM
NAME                            GRANTED             EMPLOYEES          BASE PRICE    EXPIRATION      -----------------------
----                              (#)             IN FISCAL YEAR         ($/SH)         DATE             5%          10%
                           ------------------  --------------------   ------------   ----------         ----        ----

Patrizio Vinciarelli...           905(1)               0.07%             $35.75       2/29/2004      $  5,245     $ 11,036
                                6,277(2)               0.51               13.63      10/12/2011        53,805      136,353

Jay M. Prager..........           724(1)               0.06               35.75       2/29/2004         4,196        8,829
                                1,361(3)               0.11               17.63       4/16/2011        15,090       38,241
                                3,117(4)               0.25               16.04       7/28/2004         8,113       17,072
                                5,304(2)               0.43               13.63      10/12/2011        45,465      115,217

David W. Nesbitt.......           416(5)               0.03               35.75       1/31/2011         9,353       23,702
                                1,361(3)               0.11               17.63       4/16/2011        15,090       38,241
                                4,817(2)               0.39               13.63      10/12/2011        41,291      104,638

Barry Kelleher.........           337(5)               0.03               35.75       1/31/2011         7,577       19,201
                                1,475(3)               0.12               17.63       4/16/2011        16,354       41,444
                                3,117(4)               0.25               16.04       7/28/2004         8,113       17,072
                                5,124(2)               0.42               13.63      10/12/2011        43,922      111,307

Mark A. Glazer.........           576(1)               0.05               35.75       2/29/2004         3,338        7,024
                                1,248(3)               0.10               17.63       4/16/2011        13,837       35,066
                                4,382(2)               0.36               13.63      10/12/2011        37,562       95,189

-----------

(1) These options were granted on January 31, 2001. Forty percent became exercisable on August 31, 2001 and the remainder will become exercisable in three equal annual installments of 20% beginning August 31, 2002.

(2) These options were granted on October 12, 2001 and become exercisable in five equal annual installments on each anniversary of the date of grant.

(3) These options were granted on April 16, 2001 and become exercisable in five equal annual installments on each anniversary of the date of grant.

(4) These options were granted on June 28, 2001. Forty percent became exercisable on January 28, 2002 and the remainder will become exercisable in three equal annual installments of 20% beginning January 28, 2003.

(5) These options were granted on January 31, 2001. Twenty percent became exercisable on August 31, 2001 and the remainder will become exercisable in four equal annual installments of 20% beginning August 31, 2002.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth the shares acquired and the value realized upon exercise of options to purchase Common Stock during the fiscal year ended December 31, 2001 by the Chief Executive Officer and each other executive officer named in the Summary Compensation Table and certain information concerning the number and value of unexercised options.


                                                                    NUMBER OF SHARES                  VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED                  IN THE MONEY
                            SHARES ACQUIRED       VALUE       OPTIONS AT FISCAL YEAR END (#)    OPTIONS AT FISCAL YEAR END ($) (1)
                                                              ------------------------------    ----------------------------------
NAME                        ON EXERCISE (#)   REALIZED ($)      EXERCISABLE    UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
----                        ---------------   ------------      -----------    -------------      -----------       --------------

Patrizio Vinciarelli...                --     $        --          22,094          17,194          $  25,471           $ 32,748
Jay M. Prager..........                --              --          26,101          24,418             15,250             29,698
David W. Nesbitt.......            10,000         189,754          68,434          12,950            549,194             23,732
Barry Kelleher.........                --              --          21,895          23,290             75,965             38,507
Mark A. Glazer.........             6,056         101,232          25,557          14,157             55,938             21,968

----------

(1) Equal to the aggregate market value of shares covered by in-the-money options on December 31, 2001 (based on the last reported sale price of the Corporation's Common Stock on NASDAQ on December 31, 2001 of $16.20 per share), less the aggregate option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Executive Compensation Committee of the Board of Directors of the Corporation (the "Compensation Committee") consists of David T. Riddiford, Estia
J. Eichten, and M. Michael Ansour, none of whom are employees of the Corporation. The Compensation Committee establishes the terms of and grants awards under the Corporation's 1993 Stock Option Plan (the "1993 Plan"), the 1998 Plan, the 2000 Stock Option and Incentive Plan (the "Original 2000 Plan") and other benefit plans. The Compensation Committee also approves compensation policies for executive officers.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

      The Corporation's compensation program for executive officers currently consists primarily of a base salary and awards of stock options. In addition to base salary, the Corporation provides certain benefits to executive officers, such as automobile allowances and enhanced health insurance coverage, that are not available to employees generally. Salary levels for executive officers are proposed by management and approved by the Compensation Committee.

      The primary element of the Corporation's incentive compensation program has been the granting of options to purchase shares of the Corporation's Common Stock under the Corporation's 1993 Plan, 1998 Plan and Original 2000 Plan. Substantially all of the Corporation's employees, including its executive officers, participate in the 1993 Plan, the 1998 Plan and the Original 2000 Plan. The 1993 Plan, the 1998 Plan and the Original 2000 Plan are designed to give each participating employee an ownership interest in the Corporation and to align the interests of the employees with those of the Corporation's stockholders.

      Stock options are granted to employees and executive officers based upon guidelines established by the Board of Directors and the Compensation Committee. The number of continuation option awards ("Continuation Awards") granted to executive officers in 2001 was based on a formula that calculates the quotient obtained by dividing (A) the product of two times the executive officer's merit salary increase (based on the executive officer's performance review) by (B) the market value per share of the Corporation's Common Stock on the date of grant. The number of options to be granted was approved by the Compensation Committee and was not based on any corporate or business unit performance measures. All Continuation Awards were made with a five-year vesting schedule.

      In addition to Continuation Awards under the 1993 Plan, the 1998 Plan and the Original 2000 Plan, the Corporation began a Quarterly Profit Option Plan (the "QPOP") in 2000. Options under the QPOP are granted to all eligible employees and officers under the 1993 Plan, the 1998 Plan and the 2000 Plan. Under the QPOP, the number of shares available for grant each quarter is based on a formula, which calculates the quotient obtained by dividing (A) the sum of
(1) 50% of the current quarter's net income plus (2) two times the increase in net income (if any) between the current quarter and the corresponding quarter of the prior year, by (B) the market value per share of the Corporation's Common Stock on the date of grant. Options granted under the QPOP are based upon an employee's salary and length of service. For eligible employees and officers, their portion of the QPOP option award is determined by calculating their pro-rata share of the employee salary pool. (The employee salary pool is the sum of each employee's base salary multiplied by a percentage which is based on such employee's length of service with the Corporation.) For eligible employees and officers having less than five years of service, a rate of 40% of base salary is used. The rate increases to 50% at five years of service and then increases an additional 2% for each year of service up to a maximum of 70% at 15 years of service. Forty percent (40%) of the options become exercisable seven months after the date of grant, with the remainder vesting in three equal annual installments of 20% thereafter.

      Each quarter, 15% of the options available under the QPOP are reserved for Outstanding Contributor awards for eligible employees and officers. These awards are intended to recognize and reward employees or teams of employees for contributions beyond expected job performance. Nominations are submitted by department managers and supervisors, which are reviewed and approved by a review committee designated by the Corporation's officers. These options become exercisable in five equal annual installments. All options granted under the QPOP, including the Outstanding Contributor awards, are approved by the Compensation Committee.

      Finally, to the extent applicable to the Corporation, the Compensation Committee intends to review and to take any necessary and appropriate steps to ensure that the Corporation complies with certain income tax regulations, which, if not satisfied, would limit the deductibility of executive compensation above specified amounts.

      COMPENSATION OF CHIEF EXECUTIVE OFFICER

      The Compensation Committee approves the annual salary for Mr. Vinciarelli, the Corporation's Chief Executive Officer. The Compensation Committee does not have specific criteria, either in terms of individual or corporate performance, in evaluating the base salary of the Chief Executive Officer. In light of the relatively low cash compensation paid to the Chief Executive Officer, the Compensation Committee has not attempted to relate compensation of the Chief Executive Officer to the performance of the Corporation. Based on salary data from surveys and other sources, the Compensation Committee believes that the Chief Executive Officer's salary is at the lower end of the range of salaries for CEOs of comparable companies.

      In 2001, the Compensation Committee determined to include Mr. Vinciarelli in the granting of stock options described above as "QPOP" options. However, as in prior years, the Corporation continued to exclude Mr. Vinciarelli from the granting of Continuation Awards because of Mr. Vinciarelli's significant stock holdings in the Corporation and the practice of basing such awards on performance reviews that were typically prepared by Mr. Vinciarelli.

               SUBMITTED BY THE EXECUTIVE COMPENSATION COMMITTEE:
                                M. Michael Ansour
                                Estia J. Eichten
                               David T. Riddiford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Eichten, Riddiford, and Ansour serve on the Compensation Committee. Messrs. Eichten, Riddiford and Ansour do not serve as officers of the Corporation. The Corporation is not aware of any compensation committee interlocks.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

      The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The Audit Committee held four meetings during fiscal 2001.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

                        SUBMITTED BY THE AUDIT COMMITTEE:
                                 Samuel Anderson
                                M. Michael Ansour
                               David T. Riddiford

APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for the current fiscal year. During the year ended December 31, 2001, the Corporation paid the following fees to Ernst & Young LLP:


                AUDIT FEES                                $189,000
                FINANCIAL INFORMATION SYSTEMS
                DESIGN AND IMPLEMENTATION FEES            $      -
                AUDIT RELATED FEES                        $ 16,000
                ALL OTHER FEES                            $276,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Vinciarelli, the President and Chief Executive Office of the Corporation, has borrowed funds from the Corporation pursuant to a series of unsecured term notes. The notes have terms of eight years and are due at various dates through March 2009. Each note bears interest at the greater of the prime borrowing rate less 1%, or the applicable federal rate under the Internal Revenue Code of 1986, as amended. The largest aggregate amount of all indebtedness outstanding at any time during 2001 was $2,131,850, including accrued interest. The aggregate amount of all loans outstanding as of April 24, 2002 was approximately $2,157,000 including accrued interest.

STOCKHOLDER RETURN PERFORMANCE GRAPH

      The graph set forth below presents the cumulative, five-year stockholder return for each of the Corporation's Common Stock, the Standard & Poor's 500 Index and an index of peer group companies selected by the Corporation (the "Peer Group"). The Peer Group consists of the following eight publicly-traded companies in the specialty electronic component industry: Analog Devices Incorporated; Cypress Semiconductor Corporation; Dallas Semiconductor Corporation; Integrated Device Technology Incorporated; Intel Corporation; Linear Technology Corporation; LSI Logic Corporation and Xilinx Incorporated. The Corporation's Common Stock began trading publicly on April 3, 1990. The graph assumes an investment of $100 on December 31, 1996 in each of the Corporation's Common Stock, the Standard & Poor's 500 Index and the Peer Group, and assumes reinvestment of all dividends. The graph is market capitalization-weighted. The historical information set forth below is not necessarily indicative of future performance.


                            COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                              AMONG VICOR CORPORATION, S&P 500 INDEX
                               AND AN INDEX OF PEER GROUP COMPANIES

              MEASUREMENT PERIOD          VICOR         S&P         PEER GROUP
             (FISCAL YEAR COVERED)    CORPORATION    500 INDEX      COMPANIES
         -----------------------------------------------------------------------
            Measurement Pt-12/31/96     $100.00       $100.00        $100.00
                 FYE 12/31/97           $162.55       $133.36        $106.15
                 FYE 12/31/98           $ 53.93       $171.47        $174.26
                 FYE 12/31/99           $242.71       $207.56        $263.10
                 FYE 12/31/00           $182.03       $188.66        $204.14
                 FYE 12/31/01           $ 97.08       $166.24        $205.59

                                   PROPOSAL 2

                                 APPROVAL OF THE
                              AMENDED AND RESTATED
                      2000 STOCK OPTION AND INCENTIVE PLAN


PROPOSAL

      Subject to approval by the stockholders, the Board of Directors on March 9, 2002 voted to amend and restate the Corporation's Original 2000 Plan, which amendment would increase by 2,000,000 the number of shares of Common Stock authorized under the Original 2000 Plan, from 2,000,000 to 4,000,000 shares. A summary of the principal features of the Amended and Restated 2000 Stock Option and Incentive Plan (the "Amended and Restated 2000 Plan") is set forth below. This summary is qualified in its entirety by the full text of the Amended and Restated 2000 Plan, which has been filed with the SEC as an appendix to this Proxy Statement. Based solely on the closing price of Common Stock as reported on the NASDAQ National Market on April 24, 2002 of $14.10 per share, the maximum aggregate market value of the additional 2,000,000 shares of Common Stock reserved for issuance would be $28,200,000.

      The Amended and Restated 2000 Plan is administered by the Executive Compensation Committee (the "Committee"). The Committee, in its discretion, may grant a variety of stock incentive awards based on the Common Stock of the Corporation. These awards include stock options (both incentive options and non-qualified options), stock appreciation rights, restricted stock, performance shares, unrestricted stock, deferred stock and dividend equivalent rights.

      Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Common Stock that may be issued under the Amended and Restated 2000 Plan is 4,000,000 shares, of which no more than 100,000 shares will be available for grants in the form of unrestricted stock, restricted stock or performance shares. In order to satisfy the performance-based compensation exception to the $1 million cap on the Corporation's tax deduction imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Amended and Restated 2000 Plan also provides that stock options or stock appreciation rights with respect to no more than 100,000 shares of Common Stock may be granted to any one individual in any one calendar year. The shares issued by the Corporation under the Amended and Restated 2000 Plan may be authorized but unissued shares, or shares reacquired by the Corporation. To the extent that awards under the Amended and Restated 2000 Plan do not vest or otherwise revert to the Corporation, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

      The Amended and Restated 2000 Plan will become effective only if Proposal 2 is approved by the stockholders.

RECOMMENDATION

      The Board of Directors believes that stock options and other stock-based incentive awards serve an important role in the success of the Corporation and that it will be necessary to continue making these awards to attract, motivate and retain the caliber of directors, officers and employees upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business. The Board of Directors anticipates that providing such persons with a direct stake in the Corporation will assure a closer identification of the interests of participants in the Amended and Restated 2000 Plan with those of the Corporation, thereby stimulating their efforts on the Corporation's behalf and strengthening their desire to remain with the Corporation. The Board of Directors believes that the Amended and Restated 2000 Plan is necessary to provide for an adequate number of stock-based incentive awards available for grant.

      The Board of Directors believes that the proposed Amended and Restated 2000 Plan will help the Corporation to achieve its goals by keeping the Corporation's incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the Amended and Restated 2000 Plan is in the best interests of the Corporation and its stockholders and recommends that the stockholders approve the Amended and Restated 2000 Plan.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2000 PLAN.

SUMMARY OF THE AMENDED AND RESTATED 2000 PLAN

      The following description of certain features of the Amended and Restated 2000 Plan is intended to be a summary only and is qualified in its entirety by the full text of the Amended and Restated 2000 Plan which has been filed with the SEC as an appendix to this Proxy Statement.

      PLAN ADMINISTRATION; ELIGIBILITY. The Amended and Restated 2000 Plan is administered by the Committee, which is comprised of not less than two Directors who are not employed by the Corporation or its subsidiaries ("Independent Directors").

      The Committee, in its discretion, may grant a variety of stock incentive awards based on the Common Stock of the Corporation. It has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated 2000 Plan. The Committee may permit Common Stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Committee may permit interest, dividends or deemed dividends to be credited to the amount of deferrals.

      Persons eligible to participate in the Amended and Restated 2000 Plan will be those employees and other key persons of the Corporation and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Corporation and its subsidiaries, as selected from time to time by the Committee. Approximately 1,600 persons will be eligible to participate in the Amended and Restated 2000 Plan. Independent Directors will also be eligible for certain awards under the Amended and Restated 2000 Plan.

      STOCK OPTIONS. The Amended and Restated 2000 Plan permits the granting of
(i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee, but it may not be less than 100% of the fair market value of the Common Stock on the date of grant in the case of incentive stock options, and it may not be less than 85% of the fair market value of the Common Stock on the date of grant in the case of Non-Qualified Options.

      The term of each option will be fixed by the Committee and may not exceed ten (10) years from date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Amended and Restated 2000 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

      Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Common Stock that have been beneficially owned by the optionee for at least six (6) months. The exercise price may also be delivered to the Corporation by a broker pursuant to irrevocable instructions to the broker from the optionee.

      At the discretion of the Committee, stock options granted under the Amended and Restated 2000 Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain any equity interest in the Corporation without dilution.

      To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options that first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

      STOCK OPTIONS GRANTED TO INDEPENDENT DIRECTORS. The Board of Directors may grant Non-Qualified Options to Independent Directors in its discretion. The ability of the Board of Directors to make such discretionary grants shall be in lieu of any automatic grants of Non-Qualified Options under the 1993 Plan and the 1998 Plan.

      STOCK APPRECIATION RIGHT. The Committee may award a stock appreciation right ("SAR") either as a freestanding award or in tandem with a stock option. Upon exercise of the SAR, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related stock option (or, in the case of a freestanding SAR, the price per share specified in such right, which price may not be less than 100% of the fair market value of the Common Stock on the date of grant) times the number of shares of Common Stock with respect to which the SAR is exercised. This amount may be paid in cash, Common Stock, or a combination thereof, as determined by the Committee. If the SAR is granted in tandem with a stock option, exercise of the SAR cancels the related option to the extent of such exercise.

      RESTRICTED STOCK. The Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other business relationship) with the Corporation through a specified restricted period. The purchase price of shares of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the participants will forfeit their awards of Restricted Stock.

      DEFERRED STOCK AWARDS. The Corporation may award phantom stock units to a participant, subject to such conditions and restrictions as the Committee may determine ("Deferred Stock Awards"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment. During the deferral period, the participant shall have no rights as a stockholder, but may be credited with dividend equivalent rights (as described below) with respect to the phantom stock units underlying his or her Deferred Stock Award. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the participant in the form of shares of Common Stock. In addition, the Committee may permit a participant to elect to receive a portion of the cash compensation or Restricted Stock otherwise due to such participant in the form of a Deferred Stock Award, subject to such terms and conditions as the Committee may determine.

      UNRESTRICTED STOCK. The Committee may grant shares (at no cost or for a purchase price determined by the Committee) that are free from any restrictions under the Amended and Restated 2000 Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to employees and key persons in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to such employees and key persons.

      Subject to the consent of the Committee, an employee or key person of the Corporation may make an advance irrevocable election to receive a portion of his compensation in Unrestricted Stock (valued at fair market value on the date the cash compensation would otherwise be paid).

      PERFORMANCE SHARE AWARDS. The Committee may grant performance share awards to employees or other key persons entitling the recipient to receive shares of Common Stock upon the achievement of individual or Corporation performance goals and such other conditions as the Committee shall determine ("Performance Share Awards").

      DIVIDEND EQUIVALENT RIGHTS. The Committee may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would have been paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalents credited under the Amended and Restated 2000 Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalents at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under the Corporation's dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares, or a combination thereof, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents

      TAX WITHHOLDING. Participants under the Amended and Restated 2000 Plan are responsible for the payment of any federal, state or local taxes that the Corporation is required by law to withhold upon any option exercise or vesting of other awards. Participants may elect to have the minimum statutory tax withholding obligations satisfied either by authorizing us to withhold shares of Common Stock to be issued to an option exercise or other award, or by transferring to the Corporation shares of Common Stock having a value equal to the amount of such taxes.

      ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Corporation or similar event, as of the effective date of such transaction, all options and SARs shall become fully exercisable and all other awards shall become fully vested, except as the Committee may otherwise determine with respect to particular awards. Unless provision is made in connection with such a transaction for the assumption of outstanding awards or the substitution of such awards with new awards, the Amended and Restated 2000 Plan and all outstanding options and awards shall terminate.

      AMENDMENTS AND TERMINATION. The Board of Directors may at any time amend or discontinue the Amended and Restated 2000 Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, the Amended and Restated 2000 Plan amendments shall be subject to approval by the Corporation's stockholders if and to the extent required by the Code to preserve the qualified status of Incentive Options.

      CHANGE OF CONTROL PROVISIONS. The Amended and Restated 2000 Plan provides that in the event of a "Change of Control" (as defined in the Amended and Restated 2000 Plan) of the Corporation, all stock options and stock appreciation rights shall automatically become fully exercisable. In addition, at any time prior to or after a Change of Control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

      EFFECTIVE DATE OF AMENDED AND RESTATED 2000 PLAN. The Amended and Restated 2000 Plan will become effective upon the affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no effect on this proposal. Awards of Incentive Stock Options may be granted under the Amended and Restated 2000 Plan until March 9, 2012.

      NEW AMENDED AND RESTATED 2000 PLAN BENEFITS. No grants have been made with respect to the shares of Common Stock reserved for issuance under the Amended and Restated 2000 Plan. The number of shares of Common Stock that may be granted to executive officers and non-executive officers is indeterminable at this time, as such grants are subject to the discretion of the Committee.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

      The following is a summary of the principal federal income tax consequences of option grants under the Amended and Restated 2000 Plan. It does not describe all federal tax consequences under the Amended and Restated 2000 Plan, and it does not describe state or local tax consequences.

      INCENTIVE OPTIONS. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as capital gain, and the Corporation will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and the Corporation will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option exercise price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares.

      The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Corporation's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

      Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

      An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

      NON-QUALIFIED OPTIONS. There are no federal income tax consequences to either the optionee, or the Corporation on the grant of a Non-Qualified Option. In general, on the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Corporation will be entitled to a federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

      Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

      PARACHUTE PAYMENTS. The exercise of any portion of any option that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

      LIMITATION ON CORPORATION'S DEDUCTIONS. As a result of Section 162(m) of the Code, the Corporation's federal tax deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million a year.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth certain aggregated information as of the end of the most recently completed fiscal year regarding equity securities underlying awards made under the 1993 Plan, the 1998 Plan and the Original 2000 Plan. All equity compensation plans of the corporation have been approved by our stockholders. This table does not include the 2,000,000 additional securities that are the subject of the plan amendment for which the Corporation is seeking stockholder approval.

                                                                                                     NUMBER OF SECURITIES
                                                                                                    REMAINING AVAILABLE FOR
                                   NUMBER OF SECURITIES TO BE                                     FUTURE ISSUANCE UNDER EQUITY
                                     ISSUED UPON EXERCISE OF       WEIGHTED-AVERAGE EXERCISE          COMPENSATION PLANS
                                      OUTSTANDING OPTIONS,       PRICE OF OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES
                                       WARRANTS AND RIGHTS            WARRANTS AND RIGHTS          REFLECTED IN COLUMN [A])
         PLAN CATEGORY                         [A]                            [B]                             [C]
--------------------------------- ------------------------------ ------------------------------- ------------------------------
Equity compensation plans
approved by security holders                3,774,920                       $ 21.37                         920,516

Equity compensation plans not
approved by security holders                    -                              -                               -
                                            ---------                        ------                        ---------
Total                                       3,774,920                       $ 21.37                         920,516


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Corporation's executive officers and Directors, and persons who own more than 10% of a registered class of the Corporation's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the SEC and NASDAQ. Insiders are required by SEC regulation to furnish the Corporation with copies of all
Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the fiscal year ended December 31, 2001, all transactions in the Corporation's securities that were engaged in by Insiders, and therefore required to be disclosed pursuant to Section 16(a) of the Exchange Act, were timely reported.

                              INDEPENDENT AUDITORS

      The Corporation has selected Ernst & Young LLP as the independent auditors for the Corporation for the fiscal year ending December 31, 2002. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement. The representative is expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Corporation on or before December 27, 2002 in order to be considered for inclusion in the Corporation's proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Corporation's proxy statement and form of proxy and should be directed to: Vicor Corporation, 25 Frontage Road, Andover, Massachusetts 01810, Attention: Secretary. It is suggested that any stockholder proposal be transmitted by certified mail, return receipt requested.

    Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to stockholder proposals, other than proposals to be considered for inclusion in the Corporation's proxy statement described above, that the Corporation receives at the above address after March 30, 2003. These proxies will also confer discretionary voting authority with respect to stockholder proposals, other than proposals to be considered for inclusion in the Corporation's proxy statement described above, that the Corporation receives on or before March 30, 2003, subject to SEC rules governing the exercise of this authority.

                                                                       EXHIBIT A
                                VICOR CORPORATION
                              AMENDED AND RESTATED
                      2000 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN: DEFINITIONS

      The name of the plan is the Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Vicor Corporation (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

      The following terms shall be defined as set forth below:

      "ACT" means the Securities Exchange Act of 1934, as amended.

      "ADMINISTRATOR" is defined in Section 2(a).

      "AWARD" or "AWARDS," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

      "BOARD" means the Board of Directors of the Company.

      "CHANGE OF CONTROL" is defined in Section 16.

      "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

      "COMMITTEE" means the Committee of the Board referred to in Section 2.

      "DEFERRED STOCK AWARD" means Awards granted pursuant to Section 8.

      "DIVIDEND EQUIVALENT RIGHT" means Awards granted pursuant to Section 11.

      "EFFECTIVE DATE" means the date on which the Plan is approved by stockholders as set forth in Section 18.

      "FAIR MARKET VALUE" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding the date for such a sale was reported.

      "INCENTIVE STOCK OPTION" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

      "INDEPENDENT DIRECTOR" means a member of the Board who is not also an employee of the Company or any Subsidiary.

      "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

      "OPTION" or "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

      "PERFORMANCE SHARE AWARD" means Awards granted pursuant to Section 10.

      "PRINCIPAL STOCKHOLDER" means Patrizio Vinciarelli, members of his immediate family, any trusts of which he is a trustee or in which he or members of his immediate family have substantial beneficial interest and upon his death, his executors, administrators, personal representatives, heirs, legatees or distributees.

      "RESTRICTED STOCK AWARD" means Awards granted pursuant to Section 7.

      "STOCK" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

      "STOCK APPRECIATION RIGHT" means any Award granted pursuant to Section 6.

      "SUBSIDIARY" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

      "UNRESTRICTED STOCK AWARD" means any Award granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF THE PLAN: ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

      (a) COMMITTEE. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the "Administrator").

      (b) POWERS OF ADMINISTRATOR. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

              (i) to select the individuals to whom Awards may from time to time be granted;

              (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

              (iii) to determine the number of shares of Stock to be covered by any Award;

              (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

              (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

              (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

              (vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

      All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

     (c) DELEGATION OF AUTHORITY TO GRANT AWARDS. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

     (d) INDEMNIFICATION. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) STOCK ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,000,000 shares; provided that not more than 100,000 shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, or Performance Share Awards except to the extent such Awards are granted in lieu of cash compensation or fees. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 100,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

     (b) CHANGES IN STOCK. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and
(iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

      The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the participant, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

      (c) MERGERS AND OTHER TRANSACTIONS. In the case of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity,
(iii) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction (in each case, a "Transaction"), as of the effective date of such Transaction, all Options and Stock Appreciation Rights that are not exercisable shall become fully exercisable and all other Awards which are not vested shall become fully vested, except as the Administrator may otherwise specify with respect to particular Awards. Upon the effectiveness of the Transaction, the Plan and all outstanding Options, Stock Appreciation Rights and other Awards granted hereunder shall terminate, unless provision is made in connection with the Transaction for the assumption of Awards heretofore granted, or the substitution of such Awards of new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above. In the event of such termination, each optionee shall be permitted to exercise for a period of at least 15 days prior to the date of such termination all outstanding Options and Stock Appreciation Rights held by such optionee which are then exercisable or become exercisable upon the effectiveness of the Transaction.

      (d) SUBSTITUTE AWARDS. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 3 (a).

SECTION 4.    ELIGIBILITY

      Participants in the Plan will be such full or part-time officers and other employees, Independent Directors and key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    STOCK OPTIONS

      Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

      Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

      No Incentive Stock Option shall be granted under the Plan after March 9, 2012.

      (a) STOCK OPTIONS GRANTED TO EMPLOYEES AND KEY PERSONS. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the participant's election, subject to such terms and conditions as the Administrator may establish, as well as in addition to other compensation.

              (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant in the case of Incentive Stock Options, or 85 percent of the Fair Market Value on the date of grant, in the case of Non-Qualified Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

              (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

              (iii) EXERCISABILITY; RIGHTS OF A STOCKHOLDER. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date; provided, however, that Stock Options granted in lieu of compensation shall be exercisable in full as of the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

              (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

                      (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

                      (B) Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months or have been purchased by the participant on the open market, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

                      (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

                      (D) By the optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note.

      Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

              (v) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

      (b) RELOAD OPTIONS. At the discretion of the Administrator, Options granted under the Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option with an Option term equal to the remainder of the original Option term unless the Administrator otherwise determines in the Award agreement for the original Option grant.

      (c) STOCK OPTIONS GRANTED TO INDEPENDENT DIRECTORS. The Board of Directors, in its discretion, may grant Non-Qualified Stock Options to Independent Directors. The terms and conditions of any such grant may vary among individual Independent Directors. The ability of the Board of Directors to make such discretionary grants shall be in lieu of any automatic grant of options under the Company's 1993 Stock Option Plan and 1998 Stock Option and Incentive Plan.

      (d) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

      (e) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement, or subject to Section 14 below, in writing after the Award agreement is issued, an optionee's rights in all Stock Options shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 6.    STOCK APPRECIATION RIGHTS.

      (a) NATURE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

      (b) GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

      A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

      (c) TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

              (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

              (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

              (iii) All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

      (d) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement, or subject to Section 14 below, in writing after the Award agreement is issued, an optionee's rights in all Stock Appreciation Rights shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 7.    RESTRICTED STOCK AWARDS

      (a) NATURE OF RESTRICTED STOCK AWARDS. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other higher purchase price determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the participant executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

      (b) RIGHTS AS A STOCKHOLDER. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the participant shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

      (c) RESTRICTIONS. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the participant or the participant's legal representative.

      (d) VESTING OF RESTRICTED STOCK. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to
Section 14 below, in writing after the Award agreement is issued, a participant's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the participant's termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in
Section 7(c) above.

      (e) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.


SECTION 8.    DEFERRED STOCK AWARDS

      (a) NATURE OF DEFERRED STOCK AWARDS. A Deferred Stock Award is an Award of phantom stock units to a participant, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the participant executing the Deferred Stock Award agreement.

      The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the participant in the form of shares of Stock.

      (b) ELECTION TO RECEIVE DEFERRED STOCK AWARDS IN LIEU OF COMPENSATION. The Administrator may, in its sole discretion, permit a participant to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such participant in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

      (c) RIGHTS AS A STOCKHOLDER. During the deferral period, a participant shall have no rights as a stockholder; provided, however, that the participant may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

      (d) RESTRICTIONS. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

      (e) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a participant's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.    UNRESTRICTED STOCK AWARDS

      GRANT OR SALE OF UNRESTRICTED STOCK. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any participant pursuant to which such participant may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of cash compensation due to such participant.

SECTION 10.   PERFORMANCE SHARE AWARDS

      (a) NATURE OF PERFORMANCE SHARE AWARDS. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

      (b) RIGHTS AS A STOCKHOLDER. A participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

      (c) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

      (d) ACCELERATION, WAIVER, ETC. At any time prior to the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 14, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.

SECTION 11.   DIVIDEND EQUIVALENT RIGHTS

      (a) DIVIDEND EQUIVALENT RIGHTS. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

      (b) INTEREST EQUIVALENTS. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

      (c) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a participant's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.   TAX WITHHOLDING

      (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company's obligation to deliver stock certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

      (b) PAYMENT IN STOCK. Subject to approval by the Administrator, a participant may elect to have the minimum statutory required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with a minimum aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum statutory withholding amount due.

SECTION 13.  TRANSFER, LEAVE OF ABSENCE, ETC.

      For purposes of the Plan, the following events shall not be deemed a termination of employment:

      (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

      (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 14.   AMENDMENTS AND TERMINATION

      The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. The Administrator may provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Stock Options and Stock Appreciation Rights qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this
Section 14 shall limit the Board's authority to take any action permitted pursuant to Section 3(c).

SECTION 15.   STATUS OF PLAN

      With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.


SECTION 16.   CHANGE OF CONTROL PROVISIONS

      Upon the occurrence of a Change of Control as defined in this Section 16:

      (a) Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable.

      (b) Each outstanding Restricted Stock Award and Performance Share Award shall be subject to such terms, if any, with respect to a Change of Control as have been provided by the Administrator in the Award agreement, or subject to
Section 14 above, in writing after the Award agreement is issued.

      (c) "CHANGE OF CONTROL" shall mean the occurrence of any one of the following events:

              (i) any "PERSON," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

              (ii) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; or

              (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

      Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company), then a "CHANGE OF CONTROL" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 17.   GENERAL PROVISIONS

      (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

      No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

      (b) DELIVERY OF STOCK CERTIFICATES. Stock certificates to participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

      (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

      (d) TRADING POLICY RESTRICTIONS. Option exercises and other Awards under the Plan shall be subject to such Company's insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

      (e) LOANS TO PARTICIPANTS. The Company shall have the authority to make loans to participants hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

      (f) DESIGNATION OF BENEFICIARY. Each participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the participant's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased participant, or if the designated beneficiaries have predeceased the participant, the beneficiary shall be the participant's estate.


SECTION 18.   EFFECTIVE DATE OF PLAN

      This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 19.   GOVERNING LAW

      This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.


DATE APPROVED BY BOARD OF DIRECTORS: March 9, 2002

DATE APPROVED BY STOCKHOLDERS:


[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

----------------------------     1. Proposal to elect the following Directors:              For All       With-     For All
     VICOR CORPORATION                                                                      Nominees      hold       Except
----------------------------        (01) M. Michael Ansour   (04) Jay M. Prager               [  ]        [  ]        [  ]
        COMMON STOCK                (02) Estia J. Eichten    (05) David T. Riddiford
                                    (03) Barry Kelleher      (06) Patrizio Vinciarelli
                                                             (07) Samuel Anderson

                                    IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE
                                    "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S).
                                     YOUR SHARES WILL BE VOTED FOR THE  REMAINING NOMINEE(S).


                                 2. Proposal to approve the Amended and                        For       Against     Abstain
                                    Restated 2000 Stock Option and Incentive Plan.             [  ]        [  ]        [  ]


                                               -------------  Mark box at right if an address change or comment has    [  ]
Please be sure to sign and date this Proxy.    Date             been noted on the reverse side of this card.
------------------------------------------------------------

---Stockholder sign here------Co-owner sign here------------

Detach Card                                                                                               Detach Card

                                                     VICOR CORPORATION

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Card, which includes issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the 2002 Annual Meeting of Stockholders on June 27, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Vicor Corporation

                                                                   Form of Proxy

COMMON                      VICOR CORPORATION                             COMMON

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 27, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby constitutes and appoints Patrizio Vinciarelli and Mark A. Glazer, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Common Stock of Vicor Corporation (the "Corporation") held by the undersigned at the close of business on April 30, 2002, at the Annual Meeting of Stockholders to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on Thursday, June 27, 2002 at 5:00 p.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED 2000 STOCK OPTION AND INCENTIVE PLAN AND, IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the envelope provided.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Corporation's 2001 Annual Report to Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                              DO YOU HAVE ANY COMMENTS?

-------------------------                              -------------------------

-------------------------                              -------------------------

-------------------------                              -------------------------


[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

----------------------------     1. Proposal to elect the following Directors:              For All       With-     For All
     VICOR CORPORATION                                                                      Nominees      hold       Except
----------------------------        (01) M. Michael Ansour   (04) Jay M. Prager               [  ]        [  ]        [  ]
     CLASS B COMMON STOCK           (02) Estia J. Eichten    (05) David T. Riddiford
                                    (03) Barry Kelleher      (06) Patrizio Vinciarelli
                                                             (07) Samuel Anderson

                                    IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE
                                    "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S).
                                     YOUR SHARES WILL BE VOTED FOR THE  REMAINING NOMINEE(S).


                                 2. Proposal to approve the Amended and                        For       Against     Abstain
                                    Restated 2000 Stock Option and Incentive Plan.             [  ]        [  ]        [  ]


                                               -------------  Mark box at right if an address change or comment has    [  ]
Please be sure to sign and date this Proxy.    Date             been noted on the reverse side of this card.
------------------------------------------------------------

---Stockholder sign here------Co-owner sign here------------

Detach Card                                                                                               Detach Card

                                                     VICOR CORPORATION

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Card, which includes issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the 2002 Annual Meeting of Stockholders on June 27, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Vicor Corporation

                                                                   Form of Proxy

CLASS B COMMON                  VICOR CORPORATION                 CLASS B COMMON

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 27, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby constitutes and appoints Patrizio Vinciarelli and Mark A. Glazer, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Class B Common Stock of Vicor Corporation (the "Corporation") held by the undersigned at the close of business on April 30, 2002, at the Annual Meeting of Stockholders to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on Thursday, June 27, 2002 at 5:00 p.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED 2000 STOCK OPTION AND INCENTIVE PLAN AND, IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the envelope provided.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Corporation's 2001 Annual Report to Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.


--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                              DO YOU HAVE ANY COMMENTS?

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